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                                                                      EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                           Dated:  February 4, 2003

                                  WAM Acquisition GP, Inc.
                                    for itself and as general partner of
                                    LIBERTY WANGER ASSET
                                    MANAGEMENT, L.P.

                                  By:  /s/ Bruce H. Lauer
                                       -----------------------------------------
                                           Bruce H. Lauer
                                           Senior Vice President and Secretary

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